Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Reports an Increase of 19.2% in Third Quarter 2019
Earnings Per Share and Declares Quarterly Dividend

Morrisville, VT October 16, 2019 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three and nine months ended September 30, 2019. Net income for the three months ended September 30, 2019 was $2.7 million, an increase of 18.5% over the third quarter of 2018, and earnings per share was $0.62, and increase of 19.2% over the same period in 2018. The Company's return on average assets was 1.34% and return on average equity was 15.79% for the third quarter of 2019.
The Board of Directors also declared a cash dividend of $0.31 per share payable November 7, 2019 to shareholders of record as of October 28, 2019.

Third Quarter Highlights
Net income of $2.7 million was recorded for the three months ended September 30, 2019, and increase of $427 thousand, or 18.5%, compared to the three months ended September 30, 2018. Net interest income increased $625 thousand, or 8.9%, from third quarter 2018, with an increase of $1.0 million in interest income, partially offset by a $411 thousand increase in interest expense. The Company's interest income for the three months ended September 30, 2018 was reduced by a one-time adjustment of $310 thousand. The Company's net interest margin was 4.05% for the third quarter, a decrease of only 2 basis points from the second quarter of 2019 and an increase of 18 basis points from the third quarter of 2018.
Noninterest income was $2.7 million for the three months ended September 30, 2019 compared to $2.5 million for the same period in 2018 due to an increase in the gain on sale of residential mortgages of $228 thousand due to higher premiums earned and an increase in volume of sales. Noninterest expenses of $7.0 million increased 7.3% for the third quarter of 2019 over the third quarter of 2018. Salaries and wages increased 11.9%, occupancy and equipment costs increased 21.6%, and other noninterest expenses increased 3.6%. These increases were partially offset by a reduction in employee benefit costs of 8.8%, due to the Company no longer incurring expenses related to the defined benefit pension plan that was terminated in the fourth quarter of 2018.
The Company's effective tax rate for the third quarter of 2019 was 14.8% compared to 17.0% for the same period in 2018 due to an increase in tax credits from investments made in low income housing projects.
The Company has further expanded its presence into Vermont's most populous county by opening two full service branches in Chittenden County, VT. The Jericho, VT location opened at the end of May, and the Williston, VT location opened in August. The Williston location not only contains the new retail branch and business development team but also the mortgage loan production operation that was previously located in South Burlington, VT. Growth in the Chittenden County market is an important part of the Company's strategy.
Year-to-Date Highlights
Total assets were $844.9 million as of September 30, 2019, an increase of $65.2 million, or 8.4%. from $779.7 million as of September 30, 2018. Total loans of $671.5 million as of September 30, 2019 increased $27.8 million, or 4.3%, compared to $643.7 million of September 30, 2018. The Company's investment portfolio increased from $72.1 million as of September 30, 2018 to $85.9 million as of September 30, 2019. Balance sheet growth was funded using a combination of core deposits and wholesale funding such as brokered deposits and Federal Home Loan Bank advances. Total deposits reached $716.7 million as of September 30, 2019, growth of $49.0 million, or 7.3%, compared to $667.7 million a year ago.
The Company had total capital of $70.6 million with a book value per share of $15.80 as of September 30, 2019 compared to $64.5 million and book value per share $14.44 as of December 31, 2018 and $60.8 million and $13.61 per share as of September 30, 2018.
Consolidated net income for the nine months ended September 30, 2019 was $7.9 million, or $1.77 per share, compared to $7.5 million, or $1.68 per share, for the same period in 2018.
Interest income was $26.7 million for the nine months ended September 30, 2019, compared to $23.6 million for the nine months ended September 30, 2018, an increase of $3.1 million, or 13.1%. The increase during the comparison period is the result of increased volumes of interest earning assets. Interest expense was $4.1 million for nine months ended September 30, 2019 compared to $2.5 million for the nine months ended September 30, 2018, an increase of $1.7 million, or 67.5%. Interest bearing liabilities increased during the comparison periods, but increases in rates paid on those interest bearing liabilities was the primary driver in the increase in interest expense.
Total noninterest income was $7.4 million and $7.1 million for the nine months ended September 30, 2019 and September 30, 2018, respectively. Total noninterest expenses were $20.3 million for nine months ended September 30, 2019 compared to $19.0 million for the same period in 2018.

The Company's return on average assets was 1.31% and return on average equity was 15.64% for the nine months ended September 30, 2019.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, asset management services throughout northern Vermont and New Hampshire. Union Bank operates 20 banking offices, two loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.